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                                                                      Exhibit 10


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 5 to Registration Statement No. 811-09735 under the Investment Company Act of 1940 of Master Focus Twenty Trust (the "Trust") on Form N-1A of our reports dated January 21, 2003 for the Trust and Merrill Lynch Focus Twenty Fund, Inc. (the "Fund"), both appearing in the November 30, 2002 Annual Report of the Fund, in Part B of this Registration Statement.



/s/ Deloitte and Touche LLP
Princeton, New Jersey
March 27, 2003